Exhibit 21.0

                                  SUBSIDIARIES

The following is a list of Subsidiaries of BJ's Wholesale Club, Inc. as of March 31, 1999:

1. BJ's Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:

                                                  Jurisdiction
                                                  ------------
     Natick Security Corp.                        Massachusetts
     BJ's Northeast Operating Corp.               Delaware
     BJ's Export Inc.                             Barbados
     BJ's MA Distribution Center, Inc.            Massachusetts
     BJ's PA Distribution Center, Inc.            Pennsylvania
     Mormax Beverages Corp.                       Delaware
     CWC Beverages Corp.                          Connecticut
     FWC Beverages Corp.                          Florida
     JWC Beverages Corp.                          New Jersey
     RWC Beverages Corp.                          Rhode Island
     YWC Beverages Corp.                          New York
     Mormax Corporation                           Massachusetts
     Natick First Realty Corp.                    Connecticut
     Natick Realty, Inc.                          Maryland

2. Natick Realty, Inc. owns 100% of the issued shares of capital stock of the following corporations:

                                                  Jurisdiction
                                                  ------------
     Natick Second Realty Corp.                   Massachusetts
     Natick NJ Flemington Realty Corp.            New Jersey
     Natick Fourth Realty Corp.                   New Jersey
     Natick Fifth Realty Corp.                    Maryland
     Natick Sixth Realty Corp.                    Connecticut
     Natick NH Realty Corp.                       New Hampshire
     Natick NY Realty Corp.                       New York
     Natick MA Realty Corp.                       Massachusetts
     Natick VA Realty Corp.                       Virginia
     Natick NY 1992 Realty Corp.                  New York
     Natick PA Realty Corp.                       Pennsylvania
     Natick Portsmouth Realty Corp.               New Hampshire
     Natick NJ Realty Corp.                       New Jersey
     Natick NJ 1993 Realty Corp.                  New Jersey
     Natick CT Realty Corp.                       Connecticut
     Natick ME 1995 Realty Corp.                  Maine
     Natick NY 1995 Realty Corp.                  New York
     Natick PA 1995 Realty Corp.                  Pennsylvania
     Natick NH 1994 Realty Corp.                  New Hampshire
     Natick MA 1995 Realty Corp.                  Massachusetts
     Natick Lancaster Realty Corp.                Pennsylvania
     Natick Yorktown Realty Corp.                 New York
     Natick Waterford Realty Corp.                Connecticut
     Natick Sennett Realty Corp.                  New York
     Natick Bowie Realty Corp.                    Maryland
     Natick PA Plymouth Realty Corp.              Pennsylvania
     Natick NY College Point Realty Corp.         New York